CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                              FUELCELL ENERGY, INC.
                              ---------------------


     The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental hereto, and generally known as the "General Corporation Law of the State of Delaware") (the "G.C.L."), hereby certifies that:

     FIRST: The name of the Corporation (hereinafter called the "Corporation") is FuelCell Energy, Inc.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the G.C.L.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is as follows:

     20,000,000 shares of Common Stock, $.0001 par value (the "Common Stock"); and 250,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock")

     The classes of capital stock of the Corporation shall have the preferences, voting powers and relative participating, optional or other special rights, and qualifications, limitations or restrictions as set forth in this Article Fourth.

                              PART A - COMMON STOCK
                              ---------------------

         Section 1.  Voting Rights and Powers.
         ----------  -------------------------

     (a) Except as otherwise required by law, with respect to all matters upon which stockholders are entitled to vote or give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his or her name. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by stockholders without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     (b) This Section 1 of Part A of Article Fourth shall not be amended, altered or repealed except by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the stockholders.

     Section 2. Dividends, etc. Subject to the rights of any one or more series of Preferred Stock, if any, the holders of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends and shall share equally, share for share, in all such dividends and distributions.

     Section 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment shall have been made to the holders of Preferred Stock, if any, of the full amount to which they are entitled, the holders of Common Stock shall be entitled to share equally, share for share, in all remaining assets of the Corporation available for distribution to its stockholders.

                            PART B - PREFERRED STOCK
                            ------------------------

     Section 1. General. The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series provided in Section 2 hereof, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

     Section 2. Establishment of a Series. Subject to the provisions of this Article Fourth, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the G.C.L., to file with the State of Delaware a Certificate of Designations in which the Board of Directors may fix and determine the preferences, voting powers, designations and relative participating, optional or other special rights and qualifications, limitations or restrictions of each series including, but not limited to:

     (a) the number of shares to constitute such series and the distinctive designation of such series;

     (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

     (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

     (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

     (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

     (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

     (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

     (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the G.C.L.

     Notwithstanding   the  fixing  of  the  number  of  shares  constituting  a
particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

     Section 3. Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the rates, if any, fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Section 2 (hereinafter referred to as "dividend dates"). Until all accrued dividends on each series of Preferred Stock shall have been paid through the last preceding dividend date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the Corporation. Dividends on shares of any cumulative series of Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Nothing hereincontained shall be deemed to limit the right of the Corporation to purchase or otherwise acquire at any time any shares of its capital stock.

     For purposes of this Article Fourth, the amount of dividends "accrued" on any shares of any cumulative series of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to Section 2.

     Section 4. Liquidation. Upon the voluntary or involuntary liquidation of the Corporation, before any payment or distribution of the assets of the Corporation shall be made to or set apart for Common Stock or any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the Corporation fixed by the Board of Directors for the respective series as provided in Section 2. If, upon any such liquidation, the assets of the Corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Except to the extent that the Board of Directors shall determine at the time any series of Preferred Stock is established, the voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the Corporation for the purpose of this Section 4.

     Section 5. Retirement. Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund provisions with respect to any series of Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

     Section 6. Voting Rights. The Common Stock shall have exclusive voting power except as required by law and except to the extent the Board of Directors shall, at the time any series of Preferred Stock is established, determine that the shares of such series shall vote (a) together as a single class with shares of Common Stock and/or with shares of Preferred Stock (or one or more other series thereof) on all or certain matters presented to the stockholders and/or upon the occurrence of any specified event or condition, and/or (b) exclusively on certain matters, or, upon the occurrence of any specified event or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Preferred Stock notwithstanding that the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Common Stock.

     FIFTH: The name and the mailing address of the incorporator are as follows:

               NAME                                         ADDRESS
               ----                                         -------

     Jayne M. Donegan, Esq.                      Brown, Rudnick, Freed & Gesmer
                                                 One Providence Washington Plaza
                                                 Providence, Rhode Island  02903

     SIXTH: The Corporation shall have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The business and affairs of the Corporation will be managed by and under the direction of the Board of Directors.

     2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

     3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the G.C.L.; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the G.C.L. shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

     NINTH: (a) The Corporation may, to the fullest extent permitted by Section 145 of the G.C.L., indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the G.C.L. or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Tenth.


     Signed on the 12 day of July, 1999.



                                              /s/ Jayne M. Donegan, Incorporator
                                              ----------------------------------
                                                  Jayne M. Donegan, Incorporator

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